UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 17, 2009
REGENT COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-29079	31-1492857

(Commission File Number)	(IRS Employer Identification No.)
2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio 45202

(Address of Principal Executive Offices) (Zip Code)
(513) 651-1190

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.
          On March 17, 2009, Regent Communications, Inc. (“Regent”) entered into an Agreement (the “Agreement”) with Riley Investment Management LLC (“RIM”) and Riley Investment Partners Master Fund, L.P. (“RIP”). As used in this Form 8-K and for purposes of the Agreement, the term “Riley” means RIM, RIP and all of their respective affiliates, and the term “affiliates” means any officer, director, employees, investment advisory clients, attorney, agent, assignee, predecessor, successor, parent, subsidiary, affiliate, division, or related company.
          The Agreement sets forth the parties’ agreements with respect to statements made by John J. Ahn, a member of Regent’s Board of Directors and member of the Board’s Nominating and Corporate Governance Committee, that because of his dissatisfaction with Board leadership Riley would commence a proxy fight unless the Board would remove William P. Sutter, Jr. as Chairman of the Board and not nominate Mr. Sutter for re-election to the Board of Directors at the 2009 Annual Meeting of Stockholders currently scheduled for June 3, 2009. Mr. Ahn and Mr. John F. DeLorenzo currently serve on Regent’s Board of Directors as Riley’s designees pursuant to the terms of the September 14, 2007 Settlement Agreement among Regent, Riley, Mr. Ahn and certain other parties, all as previously described in Regent’s Form 8-K filed with the SEC on September 17, 2007.
          Pursuant to the terms of the Agreement, the parties have agreed to take the following actions:
•	Regent’s Board will accept the recommendation of the Nominating and Corporate Governance Committee and will reduce the size of the Board to six directors effective no later than Regent’s 2009 Annual Meeting of Stockholders and continuing thereafter until such time as the Board may take further action to either increase or decrease the size of the Board.

•	Regent’s Board will accept the recommendation of the Nominating and Corporate Governance Committee that all of Regent’s incumbent directors, other than Mr. Sutter, be nominated for re-election to Regent’s Board of Directors at the 2009 Annual Meeting, and that John H. Wyant be appointed Chairman of the Board effective immediately.

•	Riley will not nominate any person for election to Regent’s Board in connection with Regent’s 2009 Annual Meeting of Stockholders, will not call for any special meeting of Regent’s stockholders, and will not nominate any person for election to Regent’s Board at any special or annual meeting of Regent’s stockholders or form or join a group or act in concert with any person or entity to change the composition of Regent’s Board through December 31, 2009.

•	Unless approved by a majority of Regent’s Board, including the approval of either Mr. Ahn or Mr. DeLorenzo, Regent’s bylaws will not be amended with respect to calling a special meeting of stockholders until at least two months after no designees of Riley serve on Regent’s Board.

•	Except as otherwise specifically provided in the Agreement, unless Regent’s Board fails to take the actions specified above, all covenants and restrictions set forth in the Agreement will lapse and be of no further effect as of 11:59 p.m. on December 31, 2009.
          A copy of the Agreement is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference. The foregoing summary and description of the Agreement is qualified by reference to the full text of Exhibit 10.1.
Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Departure of Director
          On March 17, 2009, William P. Sutter, Jr., a member of Regent’s Board of Directors, resigned as a director and from the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Sutter also resigned as the Chairman of the Board and as Chairman of the Nominating and Corporate Governance Committee. Regent’s Board of Directors accepted Mr. Sutter’s resignation effective as of March 17, 2009.
          Mr. Sutter resigned upon the request of Regent’s Nominating and Corporate Governance Committee following the Committee’s determination that Mr. Sutter would not be nominated for re-election to the Board at the 2009 Annual Meeting of Stockholders currently scheduled for June 3, 2009. Although a majority of the Committee initially favored nominating Mr. Sutter for re-election, the Committee determined that it was in the best interests of Regent and its stockholders not to do so because of statements made by Mr. Ahn that Riley would commence a proxy fight in connection with Regent’s 2009 Annual Meeting of Stockholders if Mr. Sutter remained as Chairman of the Board or was nominated for re-election. The Committee believed that it was more important for Regent to maintain its focus on operations and strategic considerations in light of the difficult industry, market and economic conditions currently existing and that it would be detrimental to Regent to incur the distraction and expense that a proxy fight would entail.
          Mr. Sutter has informed Regent and the Board that he disagrees with Mr. Ahn’s positions regarding his removal as Chairman of the Board and not nominating him for re-election as a director. A copy of Mr. Sutter’s resignation letter is attached hereto as Exhibit 99.1.
          In connection with Mr. Sutter’s resignation, Regent’s Board of Directors has approved the payment to Mr. Sutter of all director fees earned through the date of his resignation, the additional sum of $8,000 (which represents the director, Board Chairman and Nominating and Corporate Governance Committee retainer fees as would have been payable to him if he had remained on the Board through the date of the 2009 Annual Meeting) and the acceleration of vesting of 16,250 shares of restricted stock that have been granted previously to Mr. Sutter as part of his compensation for serving on the Board, 2,500 shares of which would have otherwise vested by the time of the 2009 Annual Meeting.
          Regent issued the press release attached hereto as Exhibit 99.2 on March 19, 2009 announcing the Board of Directors changes and the Agreement, all as described above.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description

10.1	Agreement dated March 17, 2009 among Regent, Riley Investment Management LLC and Riley Investment Partners Master Fund, L.P.
99.1	Resignation letter from William P. Sutter, Jr.
99.2	Press release dated March 19, 2009.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, Regent Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2009	REGENT COMMUNICATIONS, INC.
	By:	/s/ ANTHONY A. VASCONCELLOS
Anthony A. Vasconcellos, Executive Vice President and Chief Financial Officer

1992293.5

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